        AMENDMENT NUMBER THREE, dated as of July 13, 2000 (“Amendment”) to the Amended and Restated Revolving Credit Agreement dated as of November 30, 1998, as amended by Amendment No. 1 dated as of March 31, 1999 and Amendment No. 2 dated as of January 31,2000 and as amended hereby (the “Credit Agreement”), among MILACRON INC., a Delaware corporation (the “Borrower” and the “Company”), MILACRON KUNSTSTOFFMASCHINEN EUROPA GMBH, a German corporation (“MKE”), MILACRON METAL-WORKING TECHNOLOGIES HOLDING GMBH, a German corporation (“Milacron GmbH”) and MILACRON B.V., a Dutch corporation (“Milacron B.V.”, together with “MKE” and Milacron GmbH, the “Foreign Subsidiary Borrowers”; the Foreign Subsidiary Borrowers, collectively, with the Company, the “Borrowers”), the lending institutions from time to time party thereto (each, a “Lender” and, collectively, the “Lenders”), Bankers Trust Company, a New York banking corporation (“BTCo”), as a Lender and as arranger and administrative agent for the Lenders (in such capacity, including its successors and permitted assigns, the “Agent”), and PNC Bank, as documentation agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

        WHEREAS, the Company has requested that the Agent and the Lenders amend certain provisions of the Credit Agreement;

        WHEREAS, the Agent and the Lenders have considered and agreed to the Company’s requests, upon the terms and conditions set forth in this Amendment;

        NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE - AMENDMENTS.

        The Credit Agreement is amended as hereinafter provided in this Section ONE, effective as of July 13, 2000 (the “Amendment Effective Date”).

        1.1. Amendment to Section 1 (Definitions) of the Credit Agreement.

        (a) Section 1.1 shall be amended by adding the following new definition in appropriate alphabetical order:

        "'Amendment No. 3' shall mean Amendment Number THREE dated as of July 13, 2000 to this Agreement."

        “‘Asset Sale’ shall mean any sale (including pursuant to Sale-leaseback transactions), transfer or other disposition by the Company or any of its Subsidiaries to any Person other than the Company or any wholly-owned Subsidiary of the Company of any asset or property (including, without limitation, any equity interests or other securities of another Person, but excluding the sale by the Company of its own capital stock) of the Company or such Subsidiary other than (i) sales, transfers or other dispositions of inventory and real property made in the ordinary course of business, (ii) sales, transfers or other dispositions of obsolete equipment, inventory and overdue receivables, (iii) sales or liquidations of Cash Equivalents, (iv) sales of Notes Receivable pursuant to Section 6.6, (v) operating leases or subleases of any property by the Company and its Subsidiaries in the ordinary course of business and (vi) and sales of assets permitted under Section 6.2.”

        "'Euro Revolving Loans' shall mean any Revolving Loan denominated in Euros at the time of the incurrence thereof."

        “‘Euros’ and the designation “€” shall mean the currency introduced at the third stage of the European economic and monetary union pursuant to the Treaty (expressed in Euros).”

        “‘Pro Forma Basis’ shall mean, as to any Person, that, for purposes of (a) calculating compliance with Sections 5.11 and 6.4 and (b) determining the Applicable Borrowing Margin and Applicable Fee Percentage, pro forma effect shall be given to any Permitted Acquisition and any Asset Sale (or any similar transaction or transactions which require a waiver or consent of the Required Lenders pursuant to Section 6.2), and any related incurrence, assumption, repayment, repurchase or other discharge of Indebtedness, in each case which occur subsequent to the commencement of a period (the “Reference Period”) for which the relevant determination is being made, as if such Permitted Acquisition, Asset Sale or other transaction (and related incurrence, assumption, repayment, repurchase or discharge), as the case may be, occurred on the first day of the Reference Period.

For purposes of this definition, whenever pro forma effect is to be given to any occurrence or event, the pro forma calculation may take into account any cost savings reasonably and in good faith anticipated by the Company to be realized within one year after the relevant transactions as a result of such transactions and shall be determined in good faith by a responsible financial or accounting officer of the Company; provided that the Interest Expense attributable to any Indebtedness (whether existing or being incurred) bearing floating interest rates should be computed on a pro forma basis as if the rate in effect on the transaction date had been the applicable rate for the entire period.

Each Compliance Certificate delivered by the Company shall (i) for the first quarter on which a pro forma calculation is being made in connection with any Permitted Acquisition or Asset Sale that reflects pro forma adjustments for cost savings in excess of $5.0 million, separately identify the amount of any estimated cost savings to each fiscal quarter for which such estimate is being included, and (ii) for each subsequent quarter thereafter, provide a comparison of the amount of estimated cost savings included in any such pro forma calculation and allocated to the fiscal quarter then ended and the amount of actual cost savings realized during such fiscal quarter.”

        “‘Treaty’ means the Treaty establishing the European Community being the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986, the Maastricht Treaty (which was signed at Maastricht on February 7, 1992) and the Treaty of Amsterdam (which was signed in Amsterdam on October 2, 1997).”

        (b) Section 1.1 shall be further amended as follows:

        "Alternate Currency" shall be amended by deleting the definition thereof and replacing it with the following:

        "'Alternate Currency' shall mean Euros."

        “Applicable Borrowing Margin” shall be amended by deleting the definition thereof and replacing it with the following:

        "'Applicable Borrowing Margin' shall mean:

        with respect to Eurodollar Loans and Alternate Currency Loans, if the ratio of Consolidated Total Indebtedness (determined on a Pro Forma Basis)to Consolidated EBITDA (determined on a Pro Forma Basis), as evidenced by the Compliance Certificate of the Company from the preceding quarter and upon receipt of such Compliance Certificate the relevant Applicable Borrowing Margin will be given effect, is (x) greater than 3.25 to 1.0, 2.125% per annum, (y) equal to or less than 3.25 to 1.00 but greater than 2.75 to 1.0, 1.500% per annum, (z) equal to or less than 2.75 to 1.0 but greater than 2.50 to 1.0, 1.250% per annum, (xx) equal to or less than 2.50 to 1.0 but greater than 2.25 to 1.0, 1.000% per annum, (yy) equal to or less than 2.25 to 1.0 but greater than 2.00 to 1.0, .750% per annum, (zz) equal to or less than 2.00 to 1.0 but greater than 1.50 to 1.0 .550% per annum and (xxx) equal to or less than 1.50 to 1.0, .350% per annum.”

        “Applicable Fee Percentage” shall be amended by deleting the definition thereof and replacing it with the following:

        “‘Applicable Fee Percentage’ shall mean, with respect to the Facility Fee as defined in Section 2.13, if the ratio of Consolidated Total Indebtedness (determined on a Pro Forma Basis)to Consolidated EBITDA (determined on a Pro Forma Basis), as evidenced by the Compliance Certificate of the Company from the preceding quarter and upon receipt of such Compliance Certificate the relevant Applicable Fee Percentage will be given effect, is (x) greater than 3.25 to 1.0, .375% per annum, (y) equal to or less than 3.25 to 1.0 but greater than 2.75 to 1.0, .325% per annum, (z) equal to or less than 2.75 to 1.0 but greater than 2.50 to 1.0, .250% per annum, (xx) equal to or less than 2.50 to 1.0 but greater than 2.25 to 1.0, .250% per annum, (yy) equal to or less than 2.25 to 1.0 but greater than 2.00 to 1.0, .250% per annum, (zz) equal to or less than 2.00 to 1.0 but greater than 1.50 to 1.0, .200% per annum and (xxx) equal to or less than 1.50 to 1.0, .150% per annum.”

        "Certificate of Deposit Rate" shall be amended by deleting the definition thereof.

        "Consolidated Total Indebtedness" shall be amended by deleting the definition thereof and replacing it with the following:

        “‘Consolidated Total Indebtedness’ shall mean the aggregate of all Total Indebtedness of the Company and its Consolidated Subsidiaries determined on a consolidated basis; provided, however, that such amount shall be reduced by the amount in Dollars of cash and Cash Equivalents on the consolidated balance sheet of the Company and its Consolidated Subsidiaries on a consolidated basis in conformity with GAAP as of the date the amount thereof shall be determined.”

        “Final Maturity Date” shall be amended by deleting the definition thereof and replacing it with the following:

        “‘Final Maturity Date’ means June 30, 2005; provided, however, that the Company may extend the Final Maturity Date for an additional year by giving the Agent written notice no later than June 30, 2004 of its desire to extend the Final Maturity Date, which extension shall be subject to the consent of each Lender (other than a Defaulting Lender).”

        "Fixed CD Rate" shall be amended by deleting the definition thereof.

        "Fixed CD Rate Loans" shall be amended by deleting the definition thereof.

        "Lenders" shall be amended by deleting the definition thereof and replacing it with the following:

        “‘Lenders’ shall mean the Persons listed on Schedule 2.1 and any other Person that shall have become a Lender hereunder pursuant to Section 11.4(c) or 11.21.”

        1.2. Amendment to Section 2 (Amount and Terms of Loans) to the Credit Agreement.

        Section 2 shall be amended by (a) deleting all references to Fixed CD Rate Loans and (b) replacing all references to Deutsche Mark Revolving Loans with references to Euro Revolving Loans.

        1.3. Amendment to Section 5 (Affirmative Covenants) to the Credit Agreement.

        Section 5.11 shall be amended by deleting the text thereof in its entirety and replacing it with the following:

        “5.11 Consolidated Total Indebtedness to Consolidated EBITDA. The Company shall maintain, at all times during the respective periods indicated below, a ratio of Consolidated Total Indebtedness (determined on Pro Forma Basis) to Consolidated EBITDA (determined on a Pro Forma Basis) not to exceed the respective ratio indicated during such period:

                      Period                                         Ratio
                06/30/00 - 06/30/02                              3.50 to 1.00
                07/01/02 - and thereafter                        3.25 to 1.00"

        1.4 Amendment to Section 6 (Negative Covenant) to the Credit Agreement.

        Section 6.4 shall be amended by deleting the text thereof in its entirety and replacing it with the following:

        “6.4 Total Interest Coverage Ratio. The Company shall not permit at any time the ratio of (i) Consolidated EBITDA (determined on a Pro Forma Basis) of the Company to (ii) Interest Expense (determined on a Pro Forma Basis) for the most recently completed four fiscal quarter period of the Company to be less than 3.00 to 1.00.”

        1.5. Amendment to Section 11 (Miscellaneous) to the Credit Agreement.

        Section 11.4 shall be amended by inserting the following at the end of such Section:

        "(h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Bank") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Bank to the Agent and the Company, the option to provide to the Borrowers all or any part of any Loan that such Granting Bank would otherwise be obligated to make to a Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, or, except as provided in the immediately succeeding sentence, affect in any way the applicable Commitment of the Granting Bank, and (ii) if any SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. In the event that an SPC provides all or any part of any Loan, the Borrowers and the Agent shall continue to deal solely and directly with the Granting Bank with respect to this Agreement, including, without limitation, with respect to the giving of notices and the delivery of financial statements, certificates and other documents and information. Each party hereto hereby agrees that no SPC shall (i) be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank), (ii) have any voting rights under Section 7 or 11.2 or with respect to any other matter under this Agreement to which the Lenders are entitled to give their consent (all of which voting rights shall remain with the Granting Bank) or (iii) be entitled to (or enable the Granting Bank to) receive any greater amount pursuant to Section 2.10, 2.11, 3.5 or 11.3 than the Granting Bank would have been entitled to receive in respect of the amount of any Loan provided by the SPC if the Granting Bank had in fact made such Loan. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement ) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 11.4, an SPC may (i) with notice to, but without the prior written consent of, the Borrowers and the Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Bank or to any financial institutions (consented to by the Company and Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. As this Section relates to any particular SPC, this section may not be amended without the written consent of such SPC."

        Section 11 shall be further amended by inserting the following at the end of such Section:

        "11.21 Increases of Revolving Loan Commitments. Notwithstanding the provisions of Section 11.2, so long as no Default or Event of Default then exists or would result therefrom, the Company shall have the right at any time and from time to time to request one or more Lenders to increase their respective Commitments (or to request an Eligible Assignee to provide a Commitment), it being understood and agreed, however, that (i) no Lender shall be obligated to increase its Commitment as a result of any request by the Company, (ii) any Lender may so increase its Commitment (and any Eligible Assignee may provide a Commitment)without the consent of any other Lender but with the consent of the Agent (such consent not to be unreasonably withheld),(iii) any increase in the Total Commitment pursuant to this Section 11.21 shall be in an integral multiple of $1,000,000, (iv) the Total Commitment may not be increased by more than $100,000,000 pursuant to this Section 11.21 and (v) any increase in the Commitment of any Lender (or addition of a Commitment from an Eligible Assignee) pursuant to this Section 11.21 shall be done in coordination with the Agent. At the time of any increase in the Total Commitment pursuant to this Section 11.21, (i) the Borrowers shall, in coordination with the Agent, repay outstanding Revolving Loans of certain Lenders and, if necessary, incur additional Revolving Loans from other Lenders in each case so that the Lenders continue to participate in each Borrowing of Revolving Loans pro rata on the basis of their Commitments (after giving effect to any such increase in the Total Commitment pursuant to this Section 11.21) and with the Borrowers being jointly and severally obligated to pay to the respective Lenders the reasonable costs incurred in connection with any such repayment and/or Borrowing, (ii) Schedule 2.1 shall be deemed modified to reflect the revised Commitments of the affected Lenders, (iii) upon surrender of any currently outstanding Revolving Notes by those Lenders that have increased their Commitments pursuant to this Section 11.21, to the extent requested by such Lenders, new Revolving Notes will be issued, at the Borrowers' expense, to such Lenders to be in conformity with the requirements of Section 2.5 (with appropriate modifications) to the extent needed to reflect the revised Commitments and (iv) at the time of such increase, the Company shall deliver evidence reasonably satisfactory to the Agent, including an officer's certificate of the Company (accompanied by any required financial calculations in reasonable detail) and; if requested by the Agent, an opinion of counsel for the Company, that the increase in the Total Commitment is permitted under, or satisfied by, the terms of Certain Existing Indebtedness (if any). Notwithstanding any provision of this Agreement to the contrary, the minimum borrowing, pro rata borrowing and pro rata payment requirements of this Agreement will not apply to any borrowing or repayment of Revolving Loans made pursuant to clause (i) of the immediately preceding sentence. Each Eligible Assignee that becomes a Lender pursuant to this Section 11.21 shall execute an agreement, in form and substance reasonably satisfactory to the Company and the Agent, pursuant to which such Eligible Assignee shall (i) agree that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender and become a party to this Agreement as a Lender and (ii) make the representations and warranties (and, if applicable, provide the forms) specified in Section 11.14."

        1.6. Amendments to the Schedules of the Credit Agreement.

        The Lenders' Revolving Loan Commitments shall be amended to be those set forth on Schedule 2.1 attached hereto and, in this regard, Schedule 2.1 to the Credit Agreement shall be amended by deleting it in its entirety and replacing it with such new schedule attached hereto.

SECTION TWO - REPRESENTATIONS AND WARRANTIES.

        The Company hereby confirms, reaffirms and restates the representations and warranties made by it in Section 8 of the Credit Agreement, as amended hereby, and all such representations and warranties are true and correct in all material respects as of the date hereof except such representations and warranties need not be true and correct to the extent that changes in the facts and conditions on which such representations and warranties are based are required or permitted under the Credit Agreement or such changes arise out of events not prohibited by the covenants set forth in Sections 5 and 6 of the Credit Agreement. The Company further represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Agent and each Lender that:

        (a) The Company, MKE, Milacron GmbH and Milacron B.V. each has the corporate power, authority and legal right to execute, deliver and perform this Amendment and has taken all corporate actions necessary to authorize the execution, delivery and performance of this Amendment;

        (b) No consent of any person other than the Lenders, and no consent, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment;

        (c) This Amendment has been duly executed and delivered on behalf of each of the Company, MKE, Milacron GmbH and Milacron B.V. by a duly authorized officer or attorney-in-fact of the Company or a Foreign Subsidiary Borrower, as the case may be, and constitutes a legal, valid and binding obligation of the Company and each Foreign Subsidiary Borrower, as the case may be, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditor's rights generally or by equitable principles relating to enforceability; and

        (d) The execution, delivery and performance of this Amendment will not violate (i) any provision of law applicable to the Company or any Foreign Subsidiary Borrower or (ii) contractual obligations of either the Company or any Foreign Subsidiary Borrower, except in the case of clause (i) or (ii), such violations that would not have, individually or in the aggregate, a Material Adverse Effect.

SECTION THREE - MISCELLANEOUS.

        (a) The Company shall pay to each Lender on the Amendment Effective Date in cash in Dollars a fee equal to 1/8% of such Lender's Commitment in effect immediately after giving effect to this Amendment.

        (b) Compliance with Sections 5.11 and 6.4 as of any date (and for each period ended) on and after June 30, 2000, shall be determined on a Pro Forma Basis as set forth in this Amendment.

        (c) Except as herein expressly amended, the Credit Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, except as otherwise provided herein, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

        (d) All references to the Credit Agreement shall mean the Credit Agreement as amended as of the Amendment Effective Date, and as the same may at any time be amended, amended and restated, supplemented or otherwise modified from time to time and as in effect.

        (e) This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

        (f) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

        (g) This Amendment shall not constitute a consent or waiver to or modification of any other provision, term or condition of the Credit Agreement. All terms, provisions, covenants, representations, warranties, agreements and conditions contained in the Credit Agreement, as amended hereby, shall remain in full force and effect.

Amendment No. 3

MILACRON INC.

By:____________________________________

Title:   Vice President-Finance
         and Treasurer and
         Chief Financial Officer

Notice Address:

Milacron Inc.
2090 Florence Avenue
Cincinnati, Ohio  45206
Attention:  Robert P. Lienesch
Telephone:  (513) 487-5588
Fax:  (513) 487-5586

MILACRON KUNSTSTOFFMASCHINEN
  EUROPE GmbH

By:____________________________________
         on basis of Power of Attorney
         dated as of January 31, 2000

Notice Address:

c/o Milacron Inc.
2090 Florence Avenue
Cincinnati, Ohio  45206
Attention:  Robert P. Lienesch
Telephone:  (513) 487-5588
Fax:  (513) 487-5586

Amendment No. 3

MILACRON METALWORKING
  TECHNOLOGIES HOLDING GmbH

By:____________________________________
         on basis of Power of Attorney
         dated as of January 31, 2000

Notice Address:

c/o Milacron Inc.
2090 Florence Avenue
Cincinnati, Ohio  45206
Attention:  Robert P. Lienesch
Telephone:  (513) 487-5588
Fax:  (513) 487-5586

MILACRON B.V.

By:____________________________________
         on basis of Power of Attorney
         dated as of January 31, 2000

Notice Address:

c/o Milacron Inc.
2090 Florence Avenue
Cincinnati, Ohio  45206
Attention:  Robert P. Lienesch
Telephone:  (513) 487-5588
Fax:  (513) 487-5586

Amendment No. 3

ABN AMRO BANK N.V., as a Lender

By:____________________________________

Title:   Vice President

By:____________________________________

Title:   Vice President

Notice Office and Payment Office:

208 South LaSalle Street
Chicago, Illinois  60674
Attention:  Loan Administration
Telephone:  (312) 992-5151
Fax:  (312) 992-5156

Amendment No. 3

BANKERS TRUST COMPANY,
  as a Lender and as Agent

By:____________________________________

Title:

Notice Address and Payment Office:

Bankers Trust Company
130 Liberty Street
New York, New York  10006
Attention:
Telephone:
Fax:

Amendment No. 3

BANK ONE, INDIANA, N.A.,
  as a Lender

By:____________________________________

Title:

Notice Address and Payment Office:

Amendment No. 3

COMERICA BANK, as a Lender

By:____________________________________

Title:

Notice Office and Payment Office:

500 Woodward Avenue
Detroit, Michigan  48226
Attention:
Telephone:  (313) 222-9644
Fax:  (313) 222-9514

Amendment No. 3

CREDIT SUISSE FIRST BOSTON,
  as a Lender

By:____________________________________

Title:

Notice Address and Payment Office:

Telephone:
Fax:

Amendment No. 3

FIFTH THIRD BANK, as a Lender

By:____________________________________

Title:

Notice Address and Payment Office:

Telephone:
Fax:

Amendment No. 3

FIRSTAR BANK, National Association,
  as a Lender

By:____________________________________

Title:

Notice Address and Payment Office:

425 Walnut Street, Location 8160
Cincinnati, Ohio  45201-1038
Attention:  Thomas D. Gibbons
Telephone:  (513) 287-8313
Fax:  (513) 632-2068

Amendment No. 3

KEYBANK NATIONAL ASSOCIATION,
  as a Lender

By:____________________________________

Title:

Notice Address and Payment Office:

127 Public Square
Mail Code OH01-27-0606
Cleveland, Ohio  44114
Attention:  Thomas J. Purcell
Telephone:  (216) 689-4439
Fax:  (216) 689-4981

Amendment No. 3

MELLON BANK, N.A., as a Lender

By:____________________________________

Title:

Notice Address and Payment Office:

One Mellon Center
500 Grant Street, Room 4530
Pittsburgh, Pennsylvania  15258
Attention:  Ryan F. Busch
Telephone:  (412) 234-0733
Fax:  (412) 236-1914

Amendment No. 3

MORGAN GUARANTY TRUST COMPANY OF
  NEW YORK, as a Lender

By:____________________________________

Title:   Vice President

Notice Address and Payment Office:

Morgan Guaranty Trust Company of
  New York
c/o J. P. Morgan Services, inc.
500 Stanton Christian Road
P. O. Box 6070
Newark, Delaware  19713-3107
Attention:   Michael Massena
Telephone:  (302) 643-4217
Fax:  (302) 634-1852

Amendment No. 3

PNC BANK, as a Lender

By:____________________________________

Title:

Notice Address and Payment Office:

PNC Center
P. O. Box 1198
Cincinnati, Ohio  45201
Attention:
Telephone:
Fax: